AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2011
                                                                                                REGISTRATION NO. 333 -
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

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FUNDTECH LTD.
(Exact name of registrant as specified in its charter)

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Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

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10 HAMADA STREET, 5TH  FLOOR, HERZLIYA, ISRAEL 46140
(Address of Principal Executive Offices) (Zip Code)

FUNDTECH LTD. 2005 INTERNATIONAL SHARE OPTION AND RESTRICTED SHARE PLAN
FUNDTECH LTD. 2005 ISRAELI SHARE OPTION AND RESTRICTED SHARE PLAN
(Full title of the plan)

Fundtech Corporation
30 Montgomery Street, Suite 501
Jersey City, NJ  07302
(Name and address of agent for service)

(201) 946-1100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [X]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share	750,000(2)	$ 17.57	$ 13,177,500	$ 1,529.91

(1)
Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $17.57 per share, which represents the average of the high and low prices of the Ordinary Shares as reported on  the NASDAQ Global Market on March 22, 2011, which is within five (5) business days prior to the date of this Registration Statement.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such number of additional securities as may be issued to prevent dilution from stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) relates to an increase of an additional 750,000 ordinary shares, par value NIS 0.01 per share, of Fundtech Ltd. (the “Company”) that are being issued and sold or may be issued and sold by the Company to participants in the Fundtech Ltd. 2005 International Share Option and Restricted Share Plan and Fundtech Ltd. 2005 Israeli Share Option and Restricted Share Plan (together, the “Plans”).

The Plans currently provide for the grant of options to purchase, as well as restricted share grants of, an aggregate of 5,642,815 ordinary shares, of which 750,000 are hereby registered hereunder and 4,892,815 were registered under the Forms S-8 filed by the Company on February 25, 2000 (file no. 333-31130), July 8, 2004 (file no. 333-117241), July 29, 2005 (file no. 333-127027), September 25, 2008 (file no. 333-153668) and August 10, 2009 (file no. 333-161202) (collectively, the “Original Registration Statements”). The contents of the Original Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Meitar, Liquornik, Geva & Leshem, Brandwein, Israeli counsel to the registrant, as to the legality of the securities being offered under the Registration Statement.

23.1	Consent of Brightman Almagor & Co.

23.2	Consent of Meitar, Liquornik, Geva & Leshem, Brandwein (contained in Exhibit 5.1 herein).

24.1	Powers of Attorney (contained in the signature page herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzliya, State of Israel, on March 25, 2011.

FUNDTECH LTD.

By: /s/ Yoram Bibring
   Yoram Bibring
   Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Yoram Bibring and Joseph Aulenti, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all future amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Avi Fisher	Chairman of the Board of Directors
Avi Fisher		March 25, 2011

/s/ Reuven Ben Menachem	Director and Chief Executive Officer
Reuven Ben Menachem	(principal executive officer)	March 25, 2011

/s/ Yoram Bibring	Chief Financial Officer
Yoram Bibring	(principal financial officer and principal accounting officer)	March 25, 2011

/s/ Yaffa Krindel	Director
Yaffa Krindel		March 25, 2011

/s/ Robert Cobuzzi	Director
Robert Cobuzzi		March 25, 2011

/s/ Stanley Stern	Director
Stanley Stern		March 25, 2011

/s/ Gil Weiser	Director
Gil Weiser		March 25, 2011

/s/ Gerald Dogon	Director
Gerald Dogon		March 25, 2011

/s/ Peter Radcliff	Director
Peter Radcliff		March 25, 2011

Authorized Representative in the
United States:

Fundtech Corporation

By: /s/ Yoram Bibring
      Yoram Bibring
      Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Meitar, Liquornik, Geva & Leshem, Brandwein, Israeli counsel to the registrant, as to the legality of the securities being offered under the Registration Statement.

23.1	Consent of Brightman Almagor & Co.

23.2	Consent of Meitar, Liquornik, Geva & Leshem, Brandwein (contained in Exhibit 5.1 herein).

24.1	Powers of Attorney (contained in the signature page herein).